Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-140237, 333-178349 and 333-260227 on Form S-8 of our reports dated June 28, 2022, relating to the consolidated financial statements and schedule of AeroVironment, Inc. and the effectiveness of AeroVironment, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended April 30, 2022.

/s/ Deloitte & Touche
Los Angeles, California

June 28, 2022